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                                                                   EXHIBIT 10.18

                                  ONCOR, INC.
                        MANAGEMENT CONTINUITY AGREEMENT


                 This Management Continuity Agreement (the "Agreement") is made and entered into effective as of September 29, 1997, by and between Cecil Kost (the "Executive") and Oncor, Inc., a Maryland corporation (the "Company" or "Oncor").

                                    RECITALS

                 A. The Board of Directors of the Company (the "Board") believes that it is in the best interests of the Company and its stockholders to provide the Executive with the incentive to continue his employment with the Company and to motivate the Executive to maximize the value of the Company.

                 B. The Company has retained Lehman Brothers pursuant to a letter dated June 3, 1997 (the "Lehman Letter"), which contemplates the possibility of an acquisition of the Company by another company or other change of control. The Board recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board has further determined that it is in the best interests of the Company to provide incentives to the Executive to maximize the value of the Company in anticipation of any Change of Control.

                 C. The Board believes that it is imperative to provide the Executive with certain benefits upon a Change of Control, which benefits are intended to provide the Executive with financial security and provide sufficient incentive and encouragement to the Executive to remain with the Company notwithstanding the possibility of a Change of Control.

                 D. The Company and the Executive are currently parties to an employment letter agreement dated March 15, 1996 (the "Letter Agreement") and an Agreement relating to confidentiality and non-competition dated March 25, 1996 (the "IP Agreement"). The provisions of the Letter Agreement relating to severance shall apply to all cases except cases relating to a Change of Control and covered by this Agreement, in which case this Agreement shall control. Except as specifically set forth in this Agreement, the IP Agreement is not being amended or
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                          superseded.  No other changes are contemplated or
                          intended to the Letter Agreement or the IP Agreement, each of which shall otherwise remain in full force and effect.

                 E. To accomplish the foregoing objectives, the Board has directed the Company, upon execution of this Agreement by the Executive, to agree to the terms provided herein.

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the continuing employment of the Executive by the Company, the parties agree as follows:

                          1. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

                                  (a) Affiliate. "Affiliate" means any corporation, firm or partnership directly or indirectly controlled by, controlling or under common control with the Company.

                                  (b)         Base Compensation. "Base
                                              Compensation" shall mean base
                                              salary of the Executive, as
                                              adjusted from time to time by the
                                              Board, in its discretion.

                                  (c)         Cause.  "Cause" shall mean (i)
                                              any act of personal dishonesty
                                              taken by the Executive in
                                              connection with his
                                              responsibilities as an employee
                                              that is intended to result in
                                              substantial personal enrichment
                                              of the Executive or his
                                              associates at the expense of the
                                              Company or its stockholders, (ii)
                                              committing a felony or an act of
                                              fraud against the Company or its
                                              affiliates, (iii) continued
                                              violations by the Executive of
                                              the Executive's obligations under
                                              this Agreement which are willful
                                              and deliberate on the Executive's
                                              part after there has been
                                              delivered to the Executive a
                                              written demand from the Company
                                              to cease such activities; (iv)
                                              willful refusal by the Executive
                                              to carry out legally permissible
                                              instructions from the Company
                                              after the Executive has been
                                              given written notice by the
                                              Company of a failure to carry out
                                              such instructions and a
                                              reasonable opportunity to correct
                                              the situation; (v) failure of the
                                              Executive to follow written
                                              instructions of the Board after
                                              written notice






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                                              of such failure and an
                                              opportunity for Executive for
                                              thirty days to cure any such
                                              failure; (vi) gross negligence in
                                              the performance of the
                                              Executive's duties to the
                                              Company; (vii) repeated errors in
                                              judgment or poor performance that
                                              has subjected or subjects the
                                              Company to, a direct and
                                              significant negative impact on
                                              the Company, its financial status
                                              or business prospects, or (viii)
                                              Executive purposely makes
                                              negative and inaccurate comments
                                              about the Company in
                                              circumstances where such
                                              information becomes available to
                                              the public.

                                  (d)         Change of Control.  "Change of
                                              Control" shall mean a "Sale" of
                                              the Company as defined in the
                                              Lehman Letter, to wit:  A "Sale"
                                              of the Company shall mean any
                                              transaction or series or
                                              combination of transactions,
                                              other than in the ordinary course
                                              of business, whereby, directly or
                                              indirectly, control of or a
                                              majority interest in the Company
                                              or a majority of its assets, is
                                              transferred for consideration,
                                              including, without limitation, by
                                              means of a sale or exchange of
                                              capital stock or assets, a merger
                                              or consolidation, a tender or
                                              exchange offer, a leveraged
                                              buy-out or any similar
                                              transaction.

                                  (e)         Consideration.  "Consideration"
                                              shall mean the gross value of all
                                              cash, securities and other
                                              property paid directly or
                                              indirectly by an acquirer to a
                                              seller or sellers in connection
                                              with a Sale of the Company
                                              (including without limitation all
                                              amounts paid or distributed by
                                              the Company to the holders of
                                              capital stock of the Company and
                                              all amounts paid, distributed or
                                              issued to the holders of options,
                                              warrants, stock appreciation
                                              rights or similar rights or
                                              securities in the Company in
                                              connection with such Sale).  The
                                              value of any such securities
                                              (whether debt or equity) or other
                                              property shall be determined as
                                              follows: (i) the value of
                                              securities that are freely
                                              tradable in an established public
                                              market will be determined on the
                                              basis of the average closing
                                              market price on the last ten (10)
                                              trading days prior to the closing
                                              of such sale or other
                                              transaction; and (ii) the value
                                              of securities that are not freely
                                              tradable or have






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                                              no established public market, and
                                              the value of consideration that
                                              consists of other property, shall
                                              be the fair market value thereof.
                                              If the consideration to be paid
                                              is computed in any foreign
                                              currency, the value of such
                                              foreign currency for purposes
                                              hereof shall be converted into
                                              U.S. dollars at the prevailing
                                              exchange rate on the date or
                                              dates on which such consideration
                                              is paid.

                                  (f)         Disability.  "Disability" shall
                                              mean that the Executive has been
                                              unable to perform his duties
                                              under this Agreement as the
                                              result of his incapacity due to
                                              physical or mental illness, and
                                              such inability, at least 180 days
                                              after its commencement, is
                                              determined to be permanent by a
                                              physician selected by the Company
                                              or its insurers and is acceptable
                                              to the Executive or the
                                              Executive's legal representative
                                              (agreement regarding
                                              acceptability not to be
                                              unreasonably withheld).
                                              Termination resulting from
                                              Disability may only be effected
                                              after at least 30 days' written
                                              notice to the Executive by the
                                              Company of its intention to
                                              terminate the Executive's
                                              employment.  In the event that
                                              the Executive resumes the
                                              performance of substantially all
                                              of his duties hereunder before
                                              the termination of his employment
                                              becomes effective, and continues
                                              to perform such duties for a
                                              period of at least 60 days, the
                                              notice of intent to terminate
                                              shall automatically be deemed to
                                              have been revoked.

                                  (g)         Involuntary Termination.
                                              "Involuntary Termination" shall
                                              mean the Executive's voluntary
                                              resignation after a Change in
                                              Control within 3 months of the
                                              occurrence of any of the
                                              following events:  (i) without
                                              the Executive's consent, the
                                              significant reduction of the
                                              Executive's duties or the removal
                                              of the Executive from his
                                              position and responsibilities as
                                              set forth in this Agreement; (ii)
                                              without the Executive's consent,
                                              a substantial reduction of the
                                              facilities and perquisites
                                              (including office space, support
                                              staff and location) available to
                                              the Executive unless
                                              substantially all of the
                                              Company's other employees of rank
                                              and responsibilities
                                              substantially similar to those of
                                              the Executive undergo
                                              substantially similar reductions;






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                                              (iii) a reduction by the Company
                                              in the Base Compensation of the
                                              Executive as in effect
                                              immediately prior to such
                                              reduction unless substantially
                                              all of the Company's other
                                              employees of rank and
                                              responsibilities substantially
                                              similar to those of the Executive
                                              undergo substantially similar
                                              reductions; (iv) a material
                                              reduction by the Company in the
                                              kind or level of employee
                                              benefits to which the Executive
                                              is entitled with the result that
                                              the Executive's overall benefits
                                              package is significantly reduced
                                              unless substantially all of the
                                              Company's other employees of rank
                                              and responsibilities
                                              substantially similar to those of
                                              the Executive undergo
                                              substantially similar reductions;
                                              or (v) the refusal by the
                                              Executive to relocate his
                                              principal place of employment to
                                              a facility or location more than
                                              75 miles from the Executive's
                                              then present location following a
                                              written demand from the Company
                                              to undertake such relocation.  An
                                              Involuntary Termination will also
                                              include (i) any purported
                                              termination of the Executive by
                                              the Company which is not effected
                                              by Disability or for Cause, as
                                              those terms are defined herein,
                                              or any purported termination for
                                              which the grounds relied upon are
                                              not valid under this Agreement,
                                              or (ii) the failure of the
                                              Company to obtain the assumption
                                              of this Agreement by any
                                              successors as contemplated in
                                              Section 8 below.

                 2. TERM OF AGREEMENT. This Agreement is effective on the 29th day of September, 1997, and shall continue in effect to and including June 3, 1998, unless extended by mutual agreement in writing (the "Term").

                 3.       EFFECTIVENESS UPON A SALE OF THE COMPANY.   The
                          provisions of Sections 3 through 9 of this Agreement shall become effective if, and only if, a Change in Control occurs and shall be effective from and after the date the Sale triggering a Change in Control occurs (the "Sale Date").

                          (a) The Executive agrees to remain an Oncor employee (or an employee of Oncor's successor after a sale) until six (6) months after the Sale Date or earlier termination by Oncor (other than in cases of death or Disability).






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                 4.       SEVERANCE BENEFITS.  The Company shall continue to
                          pay the Executive as compensation for his services his Base Compensation for a period of twenty (20) months after the later of (a) the Sale Date or (b) the date of termination of employment pursuant to
                          Section 3(a) at the request of Oncor or by Involuntary Termination, payable at normal payroll intervals. These payments will continue after employment ceases if the Executive is terminated without Cause or if the Executive terminates employment as an Involuntary Termination, but not if the Executive terminates employment as other than an Involuntary Termination.

                 5. EXECUTIVE BENEFITS. After the Sale Date, the Executive shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company and applicable to other key executives of the Company, including, without limitation, retirement plans, savings or profit-sharing plans, stock options plans, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations and similar programs or plans, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question, to the determination of any committee administering such program or plan and to the terms of this Agreement.

                 6.       ADDITIONAL SEVERANCE BENEFITS PROVISIONS.

                          (a) Termination for Cause. Notwithstanding anything else contained in this Agreement, if the Company terminates the Executive's employment for Cause, then the Executive shall not be entitled to receive severance or other benefits pursuant to this Agreement except for those benefits, if any, as then established under the Company's then existing severance and benefit plans and policies at the time of such termination.

                          (b) Medical, Life and Disability Benefits. In the event and during the term the Executive is entitled to severance benefits pursuant to this Agreement, then in addition to such severance benefits, the Executive shall receive Company-paid health, life and disability insurance coverage to the same extent provided to such Executive immediately prior to the Executive's termination (the "Company-Paid Coverage") for Eighteen (18) months after (i) the later of (A) the Sale Date or (B) the date of termination of employment pursuant to Section 3(a) at the request of Oncor or by Involuntary Termination; or (ii) until the Executive becomes covered under another employer's group health, life or disability






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                                  insurance plan, whichever occurs first.  If
                                  the Executive's health, life and disability insurance coverage included the Executive's dependent(s) immediately prior to the Executive's termination, such dependent(s) shall also be covered at Company expense for the same period during which Executive is covered. For purposes of the continuation health coverage covered under the federal statute known as COBRA, the date of the "qualifying event" triggering the Executive's Election Period (and that of his qualifying beneficiaries) shall be the last date on which the Executive receives Company-Paid Coverage under this Agreement.

                          (c) Death. If the Executive's employment is terminated due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits pursuant to this Agreement except for those benefits (if any) as then established under the Company's then existing severance and benefits plans and policies at the time of death.

                          (d) Incentive Compensation. Upon consummation of a Sale, the Executive shall receive a cash payment of at least One Hundred and Twenty Five Thousand Dollars ($125,000) (the "Payment"). If the Consideration paid in a Sale of the Company is above One Hundred Million Dollars ($100,000,000), the Payment will be increased by .125% of the Consideration up to One Hundred and Thirty Million Dollars ($130,000,000), by .175% of
                                  the total Consideration from One Hundred and Thirty Million Dollars ($130,000,000) to One Hundred and Sixty-Five Million Dollars ($165,000,000), and by .25% of the
                                  Consideration in excess of One Hundred and Sixty Five Million Dollars ($165,000,000). There will be no payment upon a strategic transaction as defined in the Lehman Letter. Such payment shall be made as soon as reasonably practicable after the Sale Date, but in any event within 30 days thereafter.

                          (e) For the avoidance of doubt, nothing in this Agreement shall amend or affect the full acceleration of vesting of Executive's stock options under Oncor's 1992 Stock Option Plan, as amended (the "Plan"), which occurs upon a Corporate Transaction, as defined in the Plan.

                 7. NO OTHER BENEFIT. In connection with the provisions in this Agreement, the Executive acknowledges and agrees that he has no






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                          other claims or agreements relating to remuneration
                          or compensation from the Company other than the Letter Agreement.

                 8. UNAUTHORIZED DISCLOSURE; PROHIBITED AND COMPETITIVE ACTIVITIES. The provisions of Sections 1, 2, 3, 5 and 6 of the IP Agreement are incorporated by reference and shall apply to this Agreement as specified in Section 3 above.

                 9. LIMITATION ON PAYMENTS. To the extent that any of the payments and benefits provided for this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, as amended, and, but for this Section 9, would be subject to the excise tax provided for by Section 4999 of that Code, then the Executive's benefits under Sections 3 through 7 above, as applicable, shall be payable either

                          (a)     in full, or

                          (b) as to such lesser amount as would result in no portion of such severance benefits being subject to the excise tax under Section 4999 of the Code,

                          whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed under Section 4999, results in the receipt by the Executive on an after-tax basis of the greatest amount of severance benefits under Sections 3 through 7 above, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999. Unless the Company and the Executive otherwise agree in writing, any determination required under this
                          Section 9 shall be made in writing by an independent public accounting firm reasonably acceptable to the Company other than that used by the Company (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the company for all purposes. For purposes of making the calculations required by this Section 9, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations provided for by this Section 9. Executive may elect at his






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                          option which such benefits to reduce to meet the
                          requirements of this Section 9.

                 10.      SUCCESSORS.

                          (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase of stock, purchase of assets, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this paragraph or which becomes bound by the terms of this Agreement by operation of law.

                          (b) Executive's Successors. Except as otherwise specifically provided in this Agreement, the terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, devicees and legatees.

                 11.      NOTICE.

                          (a)     General.  Notices and all other
                                  communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three (3) days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                          (b) Notice of Termination. Any termination by the Company for Cause shall be communicated by a written notice of termination to the Executive hereto given in accordance with the notice






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                                  provisions of this Agreement.  Such notice
                                  shall indicate the specific termination
                                  provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances that provide a basis for termination under the provision so indicated, and shall specify the termination date.

                 12.      MISCELLANEOUS PROVISIONS.

                          (a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                          (b)     Whole Agreement.  No agreements,
                                  representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

                          (c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland.

                          (d)     Severability.  The invalidity or
                                  unenforceability of any provision or
                                  provisions of this Agreement shall not effect the validity or enforceability of any other provision herein, which shall remain in full force and effect.

                          (e) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or operation of law, including, without limitation, bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this paragraph shall be void.






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                          (f)     Employment Taxes.  All payments made pursuant
                                  to this Agreement will be subject to
                                  withholding of applicable income and
                                  employment taxes.

                          (g) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company.

                          (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which other will constitute one and the same instrument.


                 IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



                            ONCOR, INC.



                            By: /s/ Stephen Turner
                               -----------------------------------------

                            Title: Chief Executive Officer
                                  --------------------------------------


                            EXECUTIVE



                            By: /s/ Cecil Kost
                               -----------------------------------------

                            Title: President and Chief Operating Officer
                                  --------------------------------------





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